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                                                                 EXHIBIT "10.18"


                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                        AMERICAN NATIONAL FINANCIAL, INC.
                            BOARD OF DIRECTORS, INC.


I.       Audit Committee Purpose

         The Audit Committee (hereinafter sometimes referred to as the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, and accounting.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of the National Association of Securities Dealers Automated Quotation ("NASDAQ"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The NASDAQ requires annual written affirmation of the Audit Committee independence. The criteria for assessing independence are:

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         I.    Former employees and family members of former employees. Must be a minimum of three years since employment with the Company, except that NASDAQ rules allow one former employee or one family member of a former employee, with less than three years separation, to be an audit committee member if it is determined by the Board to be in the Company's best interest.

         II. Business Relationships. If a director's employer receives revenue in excess of $200,000 per year, or five (5%) percent of its total revenue from the Company, the director is not considered independent.

         III. Cross-directorships. An audit committee member's compensation cannot be impacted by an employee of the Company.

         All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If the Chairman of the Audit Committee (the "Committee Chairman") is not designated or present, the members of the Committee may designate a Committee Chairman by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Committee Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         I. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

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         II.   Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         III. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

         IV. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9 below). The Committee Chairman may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         V. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         VI. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         VII. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         VIII. Review the independent auditors' audit plan. Discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         IX. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

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         X.    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

         XI. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

         XII. Review the appointment, performance, and replacement of the senior internal audit executive.

         XIII. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         XIV. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         XV. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         XVI. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         XVII. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.